Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-37578) of IntegraMed America, Inc. on Form S-8 of our report dated June 28, 2011 on our audit of the financial statements and supplemental schedule of the IntegraMed America, Inc. 401(k) Plan as of and for the year ended December 31, 2010, which report is included in this annual report on Form 11-K filed on or about June 28, 2011.

/s/ EISNERAMPER LLP

New York, New York
June 28, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-37578) of IntegraMed America, Inc. on Form S-8 of our report dated June 28, 2010 on the statement of net assets available for benefits of the IntegraMed America, Inc. 401(k) Plan as of December 31, 2009, which report is included in this annual report on Form 11-K for the year ended December 31, 2010.

/s/ AMPER, POLITZINER & MATTIA, LLP

New York, New York
June 28, 2011